UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 18, 2017 (October 17, 2017)

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Denver, CO, Suite 201	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

As used in this Current Report, all references to the terms “we”, “us”, “our”, “MassRoots” or the “Company” refer to MassRoots, Inc., unless the context clearly requires otherwise.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include, but are not limited to, statements regarding the transition of the Company’s leadership and what impact it could have on the Company’s operations, stock price and financial condition. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing of information or financial statements with the Securities and Exchange Commission. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2017, Mr. Isaac Dietrich and the Company entered into a Separation Agreement (“Separation Agreement”), providing for, among other things, the resignation of Mr. Dietrich as the Company’s Chief Executive Officer, effective on the date hereof, with Mr. Dietrich’s last day of employment on October 16, 2017. Pursuant to the Separation Agreement, Mr. Dietrich has agreed to, among other things, (i) separation benefits equal to four (4) months’ payment of his current salary equal to Seven Thousand Nine Hundred Sixteen and 66/1000 Dollars ($7,916.66) per month, less all relevant taxes and other withholdings to be paid; and (ii) to reimburse the Company for up to Twenty Five Thousand Dollars ($25,000.00) in expenses that he incurred to which the Company may seek reimbursement. Mr. Dietrich shall also be entitled to COBRA continuation coverage, if he so elects, under the Company’s current group health plan and the Company shall pay the COBRA premium for Mr. Dietrich for a period of four (4) months after his separation from the Company. In addition, in exchange for certain separation benefits, Mr, Dietrich has agreed to release, waive and discharge the Company and certain others from all claims and other actions, as more fully described in the Separation Agreement.

The foregoing summary of the terms of the Separation Agreement do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

On October 16, 2017, the Board of Directors appointed Mr. Scott Kveton, the Company’s Vice President, as the Company’s Chief Executive Officer. The terms and conditions of Mr. Kveton’s employment are being discussed and the Company expects to reach an agreement with Mr. Kveton shortly. Once an agreement with Mr. Kveton is reached, the Company will provide updated disclosure regarding his employment.

Mr. Kveton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 404(d) of Regulation S-K, and, except as otherwise previously disclosed by the Company, the Company has not entered into or adopted a material plan or arrangement to which such officer participates or is a party.

Item 7.01 Regulation FD Disclosure.

Reference is made to the disclosure set forth under Item 5.02 above, which disclosure is incorporated herein by reference. Additionally, the Company has recently learned that certain information and circumstances regarding the departure of Mr. Dietrich was disseminated to the public prior to the date of the filing of this Current Report on 8-K.

The information in this Item 7.01, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, pursuant to this Item 7.01, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 7.01 of this Form 8-K and so provides.

Item 8.01 Other Events

Reference is made to the disclosure set forth under Item 5.02 above, which disclosure is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1        Separation Agreement, between the Mr. Isaac Dietrich and MassRoots, Inc., dated October 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: October 17, 2017	By:	/s/ Scott Kveton
Scott Kveton
Chief Executive Officer